FOR IMMEDIATE RELEASE
Contact:
John Baldissera
BPC Financial Marketing
800-368-1217

UTEK CORPORATION REPORTS FINANCIAL RESULTS
FOR QUARTER AND YEAR ENDED DECEMBER 31, 2003

PLANT CITY, FL — (BUSINESS WIRE) — March 22, 2004 — UTEK Corporation (AMEX: UTK) today announced 2003 results.

Year Ended 2003 Financial Results

For the year ended December 31, 2003, income from operations (revenue) and net income from operations were $3,805,177 and $180,568, an increase of 12% and 18% respectively, as compared to $3,385,335 and $153,643, for the year ended December 31, 2002. Approximately 77% and 82% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the years ended December 31, 2003 and 2002, respectively.

The net decrease in net assets from operations (including net income from operations and realized and unrealized gains and losses on investments) was $523,864 or $0.12 per weighted average share outstanding for the year ended December 31, 2003, as compared to $2,692,780, or $0.69 per weighted average share outstanding for the year ended December 31, 2002. Net increase (decrease) in net assets from operations can vary substantially from year to year primarily due to the recognition of realized gains or losses and changes in unrealized appreciation or depreciation, which may vary from year to year. Weighted average shares outstanding were 4,266,918 and 3,921,535 for the years ended December 31, 2003 and 2002, respectively.

The fair value of the Company’s investment portfolio was $7,745,354 at December 31, 2003, as compared to $6,208,090 at December 31, 2002, an increase of 25%. Net asset value per common share outstanding increased to $2.33 at December 31, 2003, from $1.87 at December 31, 2002, an increase of 25%.

Fourth Quarter 2003 Financial Results

For the fourth quarter of 2003, income from operations (revenue) and net income (loss) from operations were $971,021 and $(37,803) respectively, as compared to $469,293 and $(119,632) respectively, for the fourth quarter of the prior year. Approximately 74% and 50% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarter ended December 31, 2003 and 2002, respectively.

The net decrease in net assets from operations (including net income from operations plus realized and unrealized gains and losses on investments) for the fourth quarter of 2003 was $1,003,328, or $0.22 per weighted average share outstanding as compared to the net increase in net assets from operations of $385,615 or $0.10 per weighted average share outstanding for the fourth quarter of 2002. Weighted average shares outstanding were 4,575,457 and 3,925,672 for the quarters ended December 31, 2003 and 2002, respectively.

Clifford M. Gross, Ph.D., UTEK’s Chairman and CEO stated, “UTEK® had a productive 2003. During the last year, we completed six technology transfers, consummated ten corporate alliances which have provided cash or unregistered common stock compensation, increased our

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access to technologies developed at universities and private research organizations, expanded our Scientific Advisory Council with the additions of Dr. Hector Gomez, Dr. Penio Penev and Mr. Philip Ross and acquired the UVentures.com website, a leading technology exchange, to enhance the availability of physical science innovations for our clients. Additionally, we increased our total net assets by 52% and our net asset value per share by 25% as compared with 2002. UTEK’s market driven approach to technology transfer is unique in the industry and positions us as a leading innovator. The transfer of university technology to the marketplace, which is facilitated with our business model, merges the needs of universities to commercialize their innovations with companies seeking new technologies for their businesses.

Looking at 2004 and beyond, we are enthusiastic about our potential for growth. Although there is much more that needs to be done, we believe our unique model for building linkage between universities and companies, combined with our management and the resources provided by our scientific advisory council, position us well for the future.”

Conference Call at 11:00 a.m. EST on March 25, 2004

UTEK will hold a live conference call on Thursday, March 25, 2004 at 11:00 a.m. EST to discuss year end results. All interested parties are welcome to attend the conference call. The dial in number is 1-800-322-0079.

The following tables contain comparative selected financial data as of December 31, 2003 and December 31, 2002 and for the three and twelve-month periods ended December 31, 2003 and 2002, respectively:

FINANCIAL POSITION INFORMATION

	Year Ended December 31,
			Percentage
	2003	2002	Increase
Total investments	$7,745,354	$6,208,090	25%
Total assets	$12,549,448	$7,863,140	60%
Total net assets	$11,152,370	$7,346,057	52%
Common shares outstanding	4,790,550	3,925,672	22%
Net asset value per share	2.33	1.87	25%

OPERATING INFORMATION

	Year Ended December 31,		Three Months ended December 31,
	2003	2002	2003	2002
Income from operations:
Sale of technology rights	$2,698,478	$2,088,254	$662,500	$0
Consulting fees	1,086,064	1,264,249	300,093	468,240
Investment income, net	20,635	32,832	8,428	1,053

	3,805,177	3,385,335	971,021	469,293
Expenses:
Salaries and wages	746,171	762,914	208,682	163,676
Professional fees	734,658	515,164	93,494	87,313
Sales and marketing	817,615	723,962	372,581	110,682
General and administrative	1,213,972	1,138,111	353,624	307,772

	3,512,416	3,140,151	1,028,381	669,443
Income before income taxes	292,761	245,184	(57,360)	(200,150)
Provision for income taxes (benefit)	112,193	91,541	(19,557)	(80,518)

Net income (loss) from operations	180,568	153,643	(37,803)	(119,632)

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	Year Ended December 31,		Three Months ended December 31,
	2003	2002	2003	2002
Net realized and unrealized gains (losses):
Net realized loss on investments, net of income tax benefit of $696 and $138,085_for the three and twelve months ended December 31, 2003 and $383,896 and $466,536 for the three months and 12 months ended December 31, 2001, respectively	(228,871)	(773,262)	(1,156)	(636,299)
Change in unrealized appreciation (depreciation) of non- controlled affiliate investments, net of deferred income tax benefit of $8,143 and $286,772 for the three and twelve months ended December 31, 2003 and $(2,724,585) and $1,250,811 for the three and twelve months ended December 31, 2002, respectively	(475,561)	(2,073,161)	(964,369)	370,316
Net decrease in net assets from operations	$(523,864)	$(2,692,780)	$(1,003,328)	$(385,615)

About UTEK Corporation

UTEK® is an innovative technology transfer company dedicated to building bridges between university-developed technologies and commercial organizations. UTEK, along with its TechEx and UVentures online services, and its PAX European subsidiary, identifies and transfers new technologies from universities and research centers to the marketplace. UTEK provides research-outsourcing services to commercial enterprises and technology-transfer services to research institutions. For more information on UTEK, please visit our website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “expects,” “should”, “anticipates”, or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, UTEK can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Forward-looking statements made herein are only made as of the date of this press release and UTEK undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of a small number of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filings with the Securities and Exchange Commission.

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